Exhibit 77(q)(1)(e)(1)

                              SCHEDULE OF APPROVALS

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT
                               (September 1, 2000)

                                     between

                         ING VP NATURAL RESOURCES TRUST
                  (formerly Lexington Natural Resources Trust)

                                       and

                              ING INVESTMENTS, LLC
                      an Arizona Limited Liability Company
              (successor by merger to ING Pilgrim Investments, LLC,
                       formerly Pilgrim Investments, Inc.)



                                        Annual Investment
                                           Management Fee         Last Continued/
                                   (as a percentage of average    ---------------
Series                                   daily net assets)       Approved by Board     Reapproval Date
------                                                           -----------------     ---------------
ING VP Natural Resources Trust                 1.00%               July 11, 2002      September 1, 2003